Exhibit 10.2
AGREEMENT FOR STANDBY LETTER OF CREDIT
In consideration of your issuance of an irrevocable letter of credit (the “Credit”) substantially in accordance with the terms and conditions provided by the undersigned (the “Applicant”) on the Application attached hereto or as otherwise requested by Applicant in writing, Applicant unconditionally agrees with you (“Citibank”) as follows. attached hereto, (the “Application”), the undersigned (the “Applicant”), unconditionally agrees with you (“Citibank”) as follows:
1. Reimbursement. Applicant will pay Citibank the amount of each draft or other request for payment (each, a “Draft”) drawn under the Credit whether drawn before, on or, if in accordance with applicable law, after the expiry date stated in the Credit. Each such payment shall be made, (a) in the case of a time Draft or deferred payment obligation, without demand and sufficiently in advance of its maturity to enable Citibank to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity, and (b) in the case of a sight Draft, on demand.
2. Commissions, Fees, Charges and Expenses. Applicant will pay Citibank (a) commissions, fees and other charges on the Credit (for so long as Citibank shall be obligated under the Credit in accordance with applicable law) at such rates and times as Applicant and Citibank may agree in writing or, in the absence of such an agreement, in accordance with Citibank’s commissions, fees and other charges then in effect, payable on demand, and (b) on demand, all expenses which Citibank may pay or incur in connection with the Credit.
3. Payments; Interest on Past Due Amounts; Computations. All amounts due from Applicant shall be paid to Citibank at 399 Park Avenue, New York, New York 10043 (or such other address notified to Applicant in writing), without defense, set-off, cross-claim, or counterclaim of any kind, in United States Dollars and in same day funds, provided, however, that if any such amount is denominated in a currency other than United States Dollars, Applicant will pay the equivalent of such amount in United States Dollars computed at Citibank’s selling rate for cable transfers to the place where and in the currency in which such amount is payable, or such other currency, place, form and manner acceptable to Citibank in its sole discretion. Any amount not paid when due shall bear interest until paid in full at a daily fluctuating interest rate per annum equal to two percent per annum above the rate of interest announced publicly from time to time by Citibank in New York as Citibank’s Base Rate, Applicant authorizes Citibank to charge any account of Applicant for any amount when due. Unless otherwise agreed in writing as to the Credit all computations of commissions, fees and interest shall be based on a 360-day year and actual days elapsed.
4. Additional Costs. If Citibank determines that the introduction or effectiveness of, or any change in, any law or regulation or compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) affects or would affect the amount of capital or reserves required or expected to be maintained by Citibank or any corporation controlling Citibank and Citibank determines that the amount of such capital or reserve is increased by or based upon the existence of the Credit, then Applicant shall pay Citibank on demand from time to time additional amounts sufficient in Citibank’s judgment to compensate for the increase. Citibank’s certificate as to amounts due shall be conclusive, in the absence of manifest error.
5. Taxes. All payments made to Citibank shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all related liabilities, excluding income and franchise taxes imposed by the jurisdiction of Citibank’s head office or the office issuing the Credit or any of its political subdivisions (all non-excluded taxes, levies, imposts, deductions, charges, with-holdings and liabilities are called “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Agreement, (a) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions Citibank receives an amount equal to the sum Citibank would have received had no such deductions been required, (b) Applicant shall be responsible for payment of the amount to the relevant taxing authority, (c) Applicant shall indemnify Citibank on demand for any Taxes paid by Citibank and any liability (including penalties, interest and expenses) arising from its payment or in respect of such Taxes, whether or not such Taxes were correctly or legally asserted, and (d) Applicant shall provide Citibank with the original or a certified copy of the receipt evidencing each Tax payment within 30 days of the tax payment date.
6. Indemnification. Applicant will indemnify and hold Citibank and its officers, directors, affiliates, employees attorneys and agents (each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements, other dispute resolution expenses (including fees and expenses in preparation for a defense of, any investigation, litigation or proceeding) and costs of collection that arise out of or in connection with or by reason of:(a) the issuance of the Credit, (b) any payment or action taken or omitted to be taken in connection with the Credit (including any action or proceeding seeking (i) to restrain any drawing under the Credit, (ii) to compel or restrain the payment of any amount or the taking of any other action under the Credit, (iii) to compel or restrain the taking of any action under this Agreement, or (iv) to obtain similar relief (including by way of interpleader, declaratory judgment, attachment, or otherwise), regardless of who the prevailing party is in any such action or proceeding (c) the enforcement of this Agreement, or (d) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority or any other cause beyond Citibank’s control, except to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section.
7. Obligations Absolute: Limitations of Liability. (a) Applicant’s obligations under this Agreement (the “Obligations”) shall be unqualified, irrevocable and payable in the manner and method’ provided for under this Agreement irrespective of any one or more of the following circumstances: (i) any lack of validity or enforceability of this Agreement, the Credit, or any other agreement, application, amendment, guaranty, document, or instrument relating thereto, (ii) any change in the time, manner or place of payment of or in any other term of all or any of the Obligations of Applicant or the obligations of any person or entity that guarantees the Obligations, (iii) the existence of any claim, set-off, defense or other right that Applicant may have at any time against any beneficiary or any transferee of the Credit (or any person or entity for whom any such beneficiary or transferee may be acting), Citibank or any other person or entity, whether in connection with any transaction contemplated by this Agreement or any unrelated transaction, or any claim by Citibank or Applicant against the beneficiary of the Credit for breach of warranty, (iv) any exchange, release or non-perfection of any Property (as hereafter defined) or other collateral, or release or amendment or waiver of or consent to departure from the terms of any guarantee or security agreement, for all or any of the Obligations, (v) any Draft, or other document presented under the Credit being forged, fraudulent, invalid, or insufficient or any statement therein being untrue or inaccurate, (vi) any failure by Citibank to issue the Credit (or any amendment) as requested, unless Citibank receives written notice from Applicant of such error within three business days after Applicant shall have received a copy of the Credit (or such amendment) and such error is material and consequential, (vii) any previous Obligation, whether or not paid, arising from Citibank’s payment against any Draft, certificate or other document which appeared on its face to be signed or presented by the proper party but was in fact signed or presented by a party posing as the proper party, (viii) payment by Citibank under the Credit against presentation of a Draft or other document that does not comply with the terms and conditions of the Credit unless Citibank receives written notice from Applicant of such discrepancy within three business days following Applicant’s receipt of such Draft or other document, and (ix) any action or inaction taken or suffered by Citibank or any of its correspondents in connection with the Credit or any relevant Draft, certificate, other document or Property, if taken in good faith (i.e. honesty in fact in the conduct or transaction concerned, “Good Faith”) and in conformity with applicable U.S. or foreign law or letter of credit practices, (b) Without limiting any other provision of this Agreement, Citibank and any of its correspondents: (i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in Good Faith to have been authorized by Applicant, whether or not given or signed by an authorized person, (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with the Credit, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be in cipher), or for errors in interpretation of technical terms or in translation (and Citibank and its correspondents may transmit Credit terms without translating them (iii) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification or legal effect of any Draft, certificate or other document presented under the Credit if such Draft, certificate or other document on its face appears to be in accordance with the terms and conditions of the Credit, (iv) shall not be responsible for any acts or omissions by or the solvency of the beneficiary of the Credit or any other person or entity having any role in any transaction underlying the Credit, (v) may accept or pay as complying with the terms and conditions of the Credit any Draft, certificate or other document appearing on its face (A) substantially to comply with the terms and conditions of the Credit, (B) to be signed or presented by or issued to any successor of the beneficiary or any other person in whose name the Credit requires or authorizes that any Draft, certificate or other document be signed, presented or issued, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other person or entity purporting to act as the representative of or in place of any of the foregoing, or (C) to have been signed, presented or issued after a change of name of the beneficiary, (vi) may disregard (A) any requirement stated in the Credit that any Draft, certificate or other document be presented to it at a particular hour or place and (B) any discrepancies that do not reduce the value of the beneficiary’s performance to Applicant in any transaction underlying the Credit, (vii) may accept as a Draft any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable draft, (viii) shall not be responsible for the effectiveness or suitability of the Credit for Applicant’s purpose, or be regarded as the drafter of the Credit regardless of any assistance that Citibank may, in its discretion, provide to Applicant in preparing the text of the Credit or amendments thereto, (ix) shall not be liable to Applicant for any consequential or special damages, or for Any damages resulting from any change in the value of any foreign currency, services or goods or other property covered by the Credit, (x) may assert or waive application of UCP (as defined below) Articles 17 (force majure) and 45 (hours of presentation) and all other UCP articles primarily benefiting bank issuers, (xi) may honor a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it, (xii) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a Draft, certificate or other document is being separately delivered) and shall not be liable for any failure of any Draft, certificate or document to arrive or to conform in any way with the Draft, certificate or other document referred to in the statement or any underlying contract, and (xiii) may pay any paying or negotiating bank (designated or permitted by the terms of the Credit) claiming that it rightfully honored under the laws or practices of the place where it is located. None of the circumstances described in this section shall place Citibank or any of its correspondents under any resulting liability to Applicant.
8. Independence. Applicant acknowledges that the rights and obligations of Citibank under the Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Credit, including contracts or arrangements between Citibank and Applicant and between Applicant and the beneficiary of the Credit. Citibank shall have no duty to notify Applicant of its receipt of a Draft, certificate or other document presented under the Credit or of its decision to honor the Credit, Citibank may, without incurring any liability to Applicant or impairing its entitlement to reimbursement under this Agreement, honor the Credit despite notice from Applicant of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Credit or any other person. Citibank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of the Credit. Citibank shall have no duty to seek any waiver of discrepancies from Applicant, nor any duty to grant any waiver of discrepancies which Applicant approves or requests. Citibank shall have no duty to extend the expiration date or term of the Credit or to issue a replacement letter of credit on or before the expiration date of the credit or the end of such term.
9. Non-Documentary Conditions. Citibank is authorized (but shall not be required) to disregard any non-documentary conditions stated in the Credit.
10. Transfers. If, at Applicant’s request, the Credit is issued in transferable form, Citibank shall have no duty to determine the proper identity of anyone appearing in any transfer request, Draft, or other document as transferee, nor shall Citibank be responsible for the validity or correctness of any transfer.
11. Extensions and Modifications of the Credit. This Agreement shall be binding upon Applicant with respect to any extension or modification of the Credit made at Applicant’s request or with Applicant’s consent. Applicant’s Obligations shall not be reduced or Impaired in any way by any agreement by Citibank and the beneficiary of the Credit extending Citibank’s time to honor or to give notice of discrepancies and any such agreement shall be binding upon Applicant.
12. [DELETED]
13. Additional Bond or Collateral. (a) If at any time Applicant shall seek to restrain or preclude payment of or drawing under the Credit or any court shall extend the term of the Credit or take any other action which has a similar affect, then, In each case, Applicant shall provide Citibank with a bond or other collateral of a type and value satisfactory to Citibank as security for the Obligations, (b) If at any time and from time to time Citibank, in its discretion, requires collateral (or additional collateral). Applicant will on demand assign and deliver to Citibank as security for the Obligations, collateral of a type and value satisfactory to Citibank or make such cash payment as Citibank may require.
14. [DELETED]
15. Covenants of Applicant. Applicant will (a) comply with all U.S. and foreign laws, regulations and rules (including foreign exchange control regulations, U.S. foreign assets control regulations and other trade-related regulations) now or later applicable to the Credit, transactions related to the Credit, or Applicant’s execution, delivery and performance under this Agreement, and deliver to Citibank, upon reasonable request, satisfactory evidence of such compliance, (b) deliver to Citibank, upon reasonable request, financial statements and other information concerning Applicant’s financial condition and business operations, (c) permit Citibank to inspect its books and records and audit any Property on reasonable notice, (d) inform Citibank immediately upon Applicant becoming aware of the occurrence of an Event of Default (as defined below) and (e) cause all goods constituting Property to be insured against fire, theft and other usual risks and any other risks which Citibank may reasonably request.
16. Representations and Warranties of Applicant. Applicant represents and warrants that (a) it is validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) its execution, delivery and performance of this Agreement are within its powers, have been duly authorized, do not contravene any contract binding on or affecting it or any of its properties, do not violate any applicable law or regulation, and do not require any notice, filing or other action to or by any governmental authority; (c) this Agreement is valid and binding upon Applicant; (d) the financial Statements most recently received by Citibank from Applicant fairly present its financial condition in accordance with generally accepted accounting principles, there is no pending or threatened action which may materially adversely affect its financial condition or business or which purports to affect the validity or enforceability of this Agreement, the Credit or any transaction related to the Credit; and (e) neither the granting of any collateral security for the Obligations, nor the issuance of the Credit, nor the making of any payment thereunder or the use of any proceeds thereof, constitutes or will constitute, or be part of, a preferential or fraudulent transfer or conveyance to any one (including Citibank and the beneficiary of the Credit) under any applicable law, including Section 544, 547, 548 or 550 of the United States Bankruptcy Code. Each request by Applicant for a Credit shall constitute its representation and warranty that the foregoing statements are true and correct as if made on the date of such request.
17. Default. Each of the following shall be an “Event of Default” under this Agreement: (a) Applicant’s failure to pay when due any obligation to Citibank or any of its subsidiaries and affiliates (under this Agreement or otherwise), (b) Applicant’s failure to perform or observe any other term or covenant of this Agreement, (c) Applicant’s breach of any representation or warranty made in this Agreement or any document delivered by it under this Agreement, (d) Applicant’s dissolution or termination, (e) institution by or against Applicant of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee, or other similar official for Applicant or for any substantial part of its property, (f) any actual or threatened seizure, vesting or intervention by or under authority of a government by which Applicant’s management is displaced or its authority or control of its business is curtailed, (g) attachment or restraint of any Property, any funds or other property which may be in, or come into, the possession or control of Citibank or of any third party acting on Citibank’s behalf, for the account or benefit of Applicant, or the issuance of any order of any court or other legal process against the same, (h) if Applicant is an individual, Applicant’s death or incompetency, or (i) the occurrence of any of the above events with respect to any person or entity which has heretofore or hereafter guaranteed or provided any collateral security for any of the Obligations.
18. Remedies. If any Event of Default shall have occurred and be continuing, the amount of the Credit as well as any or all Obligations shall, at Citibank’s option, become due and payable immediately without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Applicant; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Applicant under the U.S. Federal Bankruptcy Code, the amount of the Credit and all Obligations shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Applicant.
19. Set-off. If any Event of Default shall occur and be continuing, Citibank may set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the credit or the account of Applicant (“Deposits”) against any and all of the Obligations, irrespective of whether or not Citibank shall have made any demand under this Agreement and although such Deposits or Obligations may be unmatured or contingent. Citibank’s rights under this section are in addition to other rights and remedies (including other rights of set-off) which Citibank may have under this Agreement or applicable law.
20. Waiver of Immunity. Applicant acknowledges that this Agreement is, and the Credit will be, entered into for commercial purposes and, to the extent that Applicant now or later acquires any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Applicant now irrevocably waives its immunity with respect to the Obligations.
21. Notices; Interpretation; Severability. Notices shall be effective, if to Applicant, when sent to its address indicated below the signature line and, if to Citibank, when received at 399 Park Avenue, New York, New York 10043, or as to either, such other address as either may notify the other in writing. If this Agreement is signed by two or more persons or entities, (i) each such person or entity shall be deemed an “Applicant” hereunder, (ii) each Applicant shall be jointly and severally liable for all the Obligations hereunder, and (iii) notices from Citibank in connection with this Agreement or the Credit to either Applicant and notices from, or the consent of, either Applicant in connection with this Agreement or the Credit shall be sufficient to bind all Applicants. Headings are included only for convenience and are not interpretative. The term “including” means “Including without limitation.” If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.
22. Successors and Assigns. This Agreement shall be binding upon Applicant and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Citibank, its successors and assigns. Applicant shall not voluntarily transfer or otherwise assign any of its obligations under this Agreement. Citibank may transfer or otherwise assign its rights and obligations under this Agreement, in whole or in part, and shall be forever relieved from any liability with respect to the portion of Citibank’s rights or obligations transferred or assigned. Applicant acknowledges that Information pertaining to Applicant as it relates to this Agreement or the Credit may be disclosed to (actual or potential) transferees or assignees. This Agreement shall not be construed to confer any right or benefit upon any person or entity other than Applicant and Citibank and their respective successors and permitted assigns.
23. Modification; No Waiver. None of the terms of this Agreement may be waived or amended except in a writing signed by the party against whose interest the term is waived or amended. Forbearance, failure or delay by Citibank in the exercise of a remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any remedy preclude any further exercise of that or any other remedy.

Any waiver or consent by Citibank shall be effective only in the specific instance and for the specific purpose for which it is given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.
24. Multiple Role Disclosure. Citibank and its affiliates offer a wide range of financial services, Including back-office letter of credit processing services on behalf of financial institutions and letter of credit beneficiaries. Our services are provided internationally to a wide range of customers, some of whom may be Applicant’s counter-parties or competitors. Applicant acknowledges and accepts that Citibank and its affiliates may perform more than one role in relation to a particular Credit.
25. Other Agreements; Remedies Cumulative; Delivery by Facsimile. To the extent this Agreement conflicts with a Continuing Agreement for Letters of Credit made between Applicant and Citibank, less than three years prior to the date hereof, the prior agreement shall control. This Agreement (and any controlling agreement described in the preceding sentence) constitutes the entire agreement between the parties concerning Citibank’s issuance of a letter or letters of credit for Applicant’s account and supersedes all prior or simultaneous agreements, written or oral. All rights and remedies of Citibank under this Agreement and other documents delivered in connection with this Agreement are cumulative and in addition to any other right or remedy under this Agreement, the Credit or applicable law. Delivery of a signed signature page to this Agreement by facsimile transmission shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Agreement.
26. Termination; Surviving Provisions. This Agreement shall be terminated only upon payment in full to Citibank of all Obligations hereunder. Restrictive provisions in this Agreement, such as indemnity, tax, immunity, and jurisdiction provisions shall survive termination of this Agreement if the Credit is issued in favor of any bank or other financial or commercial entity in support of an undertaking issued by such bank or entity on behalf of Applicant or Citibank, Applicant shall remain liable under this Agreement (even after expiry of the Credit) for amounts paid and expenses incurred by Citibank with respect to the Credit or the undertaking until Citibank is released by such other bank or entity.
27. Governing Law; Governing Guidelines. (a) This Agreement and the rights and obligations of Applicant and Citibank hereunder shall be governed by and subject to the laws of the state of New York and applicable U.S. Federal laws, (b) Applicant agrees that Citibank may issue any Credit subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision. International Chamber of Commerce Publication No. 500 (the “UCP”) or the international Standby Practices, International Chamber of Commerce No. 590 (the “ISP”) or, at Citibank’s option, such later revision thereof in effect at the time of issuance of the Credit. The UCP or the ISP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof, (c) Applicant agrees that for matters not addressed by the UCP or the ISP, each Credit shall be subject to and governed by the laws of the state of New York and applicable U.S. Federal laws. If, at Applicant’s request, a Credit expressly chooses a state or country law other than New York, U.S.A., or is silent with respect to UCP, ISP or governing law, Citibank shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by Citibank if such action or inaction is justified under UCP, ISP, New York law or the law governing the Credit.
28. Jurisdiction; Service of Process. Applicant now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in New York. New York, for itself, and in respect of any of its property and, if a law other than New York, U.S.A. has been chosen to govern the Credit, Applicant also now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in such jurisdiction. Applicant agrees not to bring any action or proceeding against Citibank in any jurisdiction not described in the immediately preceding sentence. Applicant irrevocably waives any objection to venue or any claim of inconvenience. Applicant agrees that any service of process or other notice of legal process may be served upon it by mail or hand delivery if sent to, at 411 Seventh Avenue, Mail Drop 7-3, Pittsburgh, PA 15219 which Applicant now designates its authorized agent for the service of process in the courts in the State of New York. (If no authorized agent is designated in the space provided above. Applicant agrees that process shall be deemed served if sent to its address given for notices under this Agreement.) Applicant agrees that nothing in this Agreement shall affect Citibank’s right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Applicant in any other jurisdiction. Applicant agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.
29. JURY TRIAL WAIVER. APPLICANT AND CITIBANK EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT, OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER

OF THIS AGREEMENT,

Approvals to Issue

Relationship Manager (Signature & Stamp)
Item 159400 (SF1427) Rev 1/98
/s/ Oscar Cragwell

OSCAR CRAGWELL
Vice President

(Other required Signature & Stamp)
Very truly yours,

Applicant	Duquesne Light Holdings, Inc. (Company Name)

By: (Authorized Signer):

/s/ William F. Fields (Signature)

William F. Fields (Print Name)

Vice President & Treasurer

(Title)

Address:	411 Seventh Avenue, 7 - 3,

Pittsburgh PA 15219

Co-Applicant (if any):

By (Authorized Signer):

(Signature)

(Print Name)

(Title)

Address:

(For Citibank Use Only)